Exhibit 99.1

INDEMNIFICATION AGREEMENT
This Indemnification Agreement (“Agreement”), dated as of [XX, YYYY], is by and between Kulicke and Soffa Industries, Inc., a Pennsylvania corporation (the “Company”) and [XXXX] (the “Indemnitee”).
WHEREAS, Indemnitee is a director of the Company;
WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors of public companies;
WHEREAS, the board of directors of the Company (the “Board”) has determined that enhancing the ability of the Company to retain and attract as directors the most capable persons is in the best interests of the Company and its shareholders and that the Company therefore should seek to assure such persons that indemnification and insurance coverage is available;
WHEREAS, in recognition of the need to provide Indemnitee with substantial protection against personal liability, in order to procure Indemnitee’s continued service as a director of the Company and to enhance Indemnitee’s ability to serve the Company in an effective manner, and in order to provide such protection pursuant to express contract rights (intended to be enforceable irrespective of, among other things, any amendment to the Company’s articles of incorporation or by-laws (collectively, the “Constituent Documents”), any change in the composition of the Board or any change in control or business combination transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of, and the advancement of Expenses (as defined in 1(e) below) to, Indemnitee as set forth in this Agreement and to the extent insurance is maintained for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies; and
WHEREAS, the Company’s entry into this Agreement is permitted by, and consistent with the provisions of the PaBCL (as defined below) and the Constituent Documents as amended.
NOW, THEREFORE, in consideration of the foregoing and the Indemnitee’s agreement to continue to provide services to the Company, intending to be legally bound, the parties agree as follows:

1.	Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

Exhibit 99.1

(a)“Beneficial Owner” has the meaning given to the term “beneficial owner” in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
(b)“Change in Control” means the occurrence after the date of this Agreement of any of the following events:
(i)any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of the Company’s then outstanding Voting Securities unless the change in relative Beneficial Ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors;
(ii)the consummation of a reorganization, interest exchange, merger or consolidation to which the Company is a party, unless immediately following such reorganization, interest exchange, merger or consolidation, all of the Beneficial Owners of the Voting Securities of the Company immediately prior to the transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding Voting Securities of the entity resulting from the transaction;
(iii)during any period of two consecutive years, not including any period prior to the execution of this Agreement, individuals who at the beginning of such period constituted the Board (including for this purpose any new directors whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board; or
(iv)the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.
(c)“Claim” means:
(i)any threatened, pending or completed action, suit, claim, counterclaim, cross claim, proceeding or alternative dispute resolution mechanism, including any appeal therefrom, whether civil, criminal, administrative, arbitrative, investigative or other, whether made pursuant to federal, state or other law, and whether brought by or in the right of the Company or by third parties, or in which the Indemnitee is a witness; or
(ii)any inquiry, hearing or investigation that the Indemnitee determines might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism or Indemnitee being called as a witness.
(d)“Disinterested Director” means a director of the Company who is not and was not a party to the Claim in respect of which indemnification is sought by Indemnitee.

Exhibit 99.1

(e)“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
(f)“Expenses” means any and all expenses, including attorneys’ and experts’ fees, witness fees, retainers, court costs, transcript costs, travel expenses, duplicating, printing and binding costs, telephone charges, postage, delivery service fees, and all other costs and expenses incurred in connection with investigating, prosecuting, defending, being a witness in or participating in (including on appeal), or preparing to prosecute, defend, be a witness or participate in, any Claim. Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Claim, including without limitation the premium, security for, and other costs relating to any cost bond, supersedes bond, or other appeal bond or its equivalent, and (ii) for purposes of Section 5 only, Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments, fines, penalties or ERISA excise taxes against Indemnitee (including all interest, assessments and other charges paid or payable in connection with or in respect of any such judgments, fines, penalties, ERISA excise taxes or amounts paid in settlement). The parties agree that for the purposes of any advancement of Expenses for which Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in the demand that are certified by affidavit of Indemnitee’s counsel as being reasonable shall be presumed conclusively to be reasonable.
(g)“Expense Advance” means any payment of Expenses advanced to Indemnitee by the Company pursuant to Section 4 or Section 5 hereof.
(h)“Indemnifiable Event” means any event or occurrence, whether occurring before, on or after the date of this Agreement, related to the fact that Indemnitee is or was a director of the Company or any subsidiary of the Company, or is or was serving at the request or for the benefit of the Company as a director, officer, employee, member, manager, trustee, general partner, fiduciary, agent or other Representative of any other corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise (collectively with the Company, “Enterprise”) or by reason of an action or inaction by Indemnitee in any such capacity (whether or not serving in such capacity at the time any Loss is incurred for which indemnification can be provided under this Agreement).
(i)“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently performs, nor in the past three (3) years has performed, services for either: (i) the Company or Indemnitee (other than in connection with matters concerning Indemnitee under this Agreement or the Constituent Documents, or of other indemnitees under similar agreements or the Constituent Documents) or (ii) any other party to the Claim giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would

Exhibit 99.1

have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.
(j)“Losses” means any and all Expenses, damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal or other), ERISA excise taxes, amounts paid or payable in settlement, including any interest, assessments, any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement and all other charges paid or payable in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness or participate in, any Claim.
(k)“PaBCL” means the Pennsylvania Business Corporation Law, as amended.
(l)“Pennsylvania Court” shall have the meaning ascribed to it in Section 9(e) below.
(m)“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity and includes the meaning set forth in Sections 13(d) and 14(d) of the Exchange Act.
(n)“Representative” shall have the meaning set forth in the PaBCL.
(o)“Standard of Conduct Determination” shall have the meaning ascribed to it in Section 9(b) below.
(p)“Voting Securities” means any securities of the Company that vote generally in the election of directors.
2.Services to the Company. Indemnitee agrees to continue to serve as a director of the Company for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders his resignation or is no longer serving in such capacity. This Agreement shall not be deemed an employment agreement between the Company (or any of its subsidiaries or Enterprise) and Indemnitee. Indemnitee specifically acknowledges that his service to the Company or any of its subsidiaries or Enterprise is at will and the Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written agreement between Indemnitee and the Company (or any of its subsidiaries or Enterprise), other applicable formal severance policies duly adopted by the Board or, with respect to service as a director of the Company, by the Company’s Constituent Documents or Pennsylvania law. This Agreement shall continue in force after Indemnitee has ceased to serve as a director of the Company or, at the request of the Company, of any of its subsidiaries or Enterprise, as provided in Section 12 hereof.
3.Indemnification . Subject to Section 9 and Section 10 of this Agreement, the Company shall indemnify Indemnitee, except to the extent expressly prohibited by the laws of the Commonwealth of Pennsylvania in effect on the date hereof, or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification, against any and all Losses.

Exhibit 99.1

4.Advancement of Expenses.
(a)Indemnitee shall have the right to advancement by the Company, prior to the final disposition of any Claim by final adjudication to which there are no further rights of appeal, of any and all Expenses reasonably incurred by Indemnitee in connection with any Claim arising out of an Indemnifiable Event. Indemnitee’s right to such advancement is not subject to the satisfaction of any standard of conduct pursuant to the presumption described in Section 9(f)(ii). Without limiting the generality or effect of the foregoing, within ten (10) days after any request by Indemnitee, the Company shall, in accordance with such request, (a) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnitee for such Expenses. In connection with any request for Expense Advances, Indemnitee shall not be required to provide any documentation or information to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege.
(b)The Indemnitee acknowledges and agrees that the obligation of the Company to pay or reimburse Expenses prior to the final disposition of a Claim is subject to the condition that, to the extent a final disposition of the Claim ultimately determines that Indemnitee is not entitled to indemnification hereunder, the Indemnitee shall repay any amounts paid, advanced, or reimbursed by the Company for such Expenses. Indemnitee’s obligation to reimburse the Company for Expense Advances shall be unsecured and no interest shall be charged thereon. The parties acknowledge that this Section 4 constitutes the undertaking by Indemnitee required by the PaBCL to repay any Expense Advance.
5.Indemnification for Expenses in Enforcing Rights. To the fullest extent allowable under applicable law, the Company shall also indemnify against, and, if requested by Indemnitee, shall advance to Indemnitee subject to and in accordance with Section 4, any Expenses reasonably paid or incurred by Indemnitee in connection with any action or proceeding by Indemnitee for (a) indemnification or reimbursement or advance payment of Expenses by the Company under any provision of this Agreement, or under any other agreement or provision of the Constituent Documents now or hereafter in effect relating to Claims relating to Indemnifiable Events, and/or (b) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification or insurance recovery, as the case may be. However, in the event that Indemnitee is ultimately determined not to be entitled to such indemnification or insurance recovery, or in the event that a final judicial determination is made that such action brought by Indemnitee was frivolous or not made in good faith, then all amounts advanced under this Section 5 shall be repaid.
6.Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of any Losses in respect of a Claim related to an

Exhibit 99.1

Indemnifiable Event but not for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.
7.Notification and Defense of Claims.
(a)Notification of Claims. Indemnitee shall notify the Company in writing as soon as practicable of any Claim which may relate to an Indemnifiable Event or for which Indemnitee may seek Expense Advances, including a brief description (based upon information then available to Indemnitee) of the nature of, and the facts underlying, the Claim. The failure by Indemnitee to timely notify the Company hereunder shall not relieve the Company from any liability hereunder, except to the extent the Company’s ability to participate in the defense of the Claim was materially and adversely affected by such failure. If at the time of the receipt of notice, the Company has directors’ and officers’ liability insurance in effect under which coverage for Claims related to Indemnifiable Events is potentially available, the Company shall give prompt written notice to the applicable insurers in accordance with the procedures set forth in the applicable policies. The Company shall provide to Indemnitee a copy of such notice delivered to the applicable insurers, and copies of all subsequent correspondence between the Company and the insurers regarding the Claim, in each case substantially concurrently with the delivery or receipt thereof by the Company.
(b)Defense of Claims. The Company shall be entitled to participate in the defense of any Claim relating to an Indemnifiable Event at its own expense and, except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense of any Claim, the Company shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently directly incurred by Indemnitee in connection with Indemnitee’s defense of the Claim other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ its own legal counsel in the Claim, but all Expenses related to such counsel incurred after notice from the Company of its assumption of the defense shall be at Indemnitee’s own expense; provided, however, that if (i) Indemnitee’s employment of Indemnitee’s own legal counsel has been authorized by the Company, (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of the Claim, (iii) after a Change in Control, Indemnitee’s employment of Indemnitee’s own counsel has been approved by the Independent Counsel or (iv) the Company shall not in fact have employed counsel to assume the defense of the Claim, then Indemnitee shall be entitled to retain Indemnitee’s own separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any Claim) and all Expenses related to the separate counsel shall be borne by the Company.

Exhibit 99.1

8.Procedure upon Application for Indemnification. In order to obtain indemnification pursuant to this Agreement, Indemnitee shall submit to the Company a written request therefor, including in the request such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of the Claim, provided that documentation and information need not be so provided to the extent that the provision thereof would undermine or otherwise could jeopardize attorney-client privilege. Indemnification shall be made insofar as the Company determines Indemnitee is entitled to indemnification in accordance with Section 9 below.
9.Determination of Right to Indemnification.
(a)Mandatory Indemnification; Indemnification as a Witness.
(i)To the extent that Indemnitee shall have been successful on the merits or otherwise in defense of any Claim relating to an Indemnifiable Event or any portion thereof or in defense of any issue or matter therein, including without limitation dismissal without prejudice, Indemnitee shall be indemnified against all Expenses relating to the Claim in accordance with Section 3, and no Standard of Conduct Determination (as defined in Section 9(b)) shall be required. For purposes of this Section 9(a)(i), the term “successful on the merits or otherwise” shall mean the resolution of a Claim in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of the Claim with or without payment of money or other consideration).
(ii)To the extent that Indemnitee’s involvement in a Claim relating to an Indemnifiable Event is to prepare to serve and serve as a witness, and not as a party, the Indemnitee shall be indemnified against all Losses incurred in connection therewith to the fullest extent allowable by law and no Standard of Conduct Determination (as defined in Section 9(b)) shall be required.
(b)Standard of Conduct. To the extent that the provisions of Section 9(a) are inapplicable to a Claim related to an Indemnifiable Event that shall have been finally disposed of, any determination of whether Indemnitee has satisfied any applicable standard of conduct under Pennsylvania law that is a legally required condition to indemnification of Indemnitee hereunder against Losses relating to the Claim and any determination that Expense Advances must be repaid to the Company (a “Standard of Conduct Determination”) shall be made as follows:
(i)if no Change in Control has occurred, (A) by a majority vote of the Disinterested Directors, even if less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum, or (C) if there are no such Disinterested Directors, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee; and

Exhibit 99.1

(ii)if a Change in Control shall have occurred, (A) if the Indemnitee so requests in writing, by a majority vote of the Disinterested Directors, even if less than a quorum of the Board, or (B) otherwise by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee.
The Company shall indemnify and hold harmless Indemnitee against and, if requested by Indemnitee, shall reimburse Indemnitee for, or advance to Indemnitee, within ten (10) days of the request, any and all Expenses incurred by Indemnitee in cooperating with the person or persons making the Standard of Conduct Determination.
(c)Making the Standard of Conduct Determination. The Company shall use its reasonable best efforts to cause any Standard of Conduct Determination required under Section 9(b) to be made as promptly as practicable. If the person or persons designated to make the Standard of Conduct Determination under Section 9(b) shall not have made a determination within twenty (20) days after the later of (A) receipt by the Company of a written request from Indemnitee for indemnification pursuant to Section 8 (the date of such receipt being the “Notification Date”) and (B) the selection of an Independent Counsel, if the determination is to be made by Independent Counsel, then Indemnitee shall be deemed to have satisfied the applicable standard of conduct; provided that the twenty (20) day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person or persons making the determination in good faith requires the additional time to obtain or evaluate information relating thereto. Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of any Claim.
(d)Payment of Indemnification. If, in regard to any Losses:
(i)Indemnitee shall be entitled to indemnification pursuant to Section 9(a);
(ii)no Standard of Conduct Determination is legally required as a condition to indemnification of Indemnitee hereunder; or
(iii)Indemnitee has been determined or deemed pursuant to Section 9(b) or Section 9(c) to have satisfied the Standard of Conduct Determination, then the Company shall pay to Indemnitee, within five (5) days after the later of (A) the Notification Date or (B) the earliest date on which the applicable criterion specified in clause (i), (ii) or (iii) is satisfied, an amount equal to the Losses.

Exhibit 99.1

(e)Selection of Independent Counsel for Standard of Conduct Determination. If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 9(b)(i), the Independent Counsel shall be selected by the majority vote of the Board, and the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected. If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 9(b)(ii), the Independent Counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either case, Indemnitee or the Company, as applicable, may, within ten (10) days after receiving written notice of selection from the other, deliver to the other a written objection to the selection; provided, however, that the objection may be asserted only on the ground that the Independent Counsel so selected does not satisfy the criteria set forth in the definition of “Independent Counsel” in Section 1(i), and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person or firm so selected shall act as Independent Counsel. If the written objection is properly and timely made and substantiated, (i) the Independent Counsel so selected may not serve as Independent Counsel unless and until the objection is withdrawn or a court has determined that the objection is without merit; and (ii) the non-objecting party may, at its option, select an alternative Independent Counsel and give written notice to the other party advising the other party of the identity of the alternative Independent Counsel so selected, in which case the provisions of the two immediately preceding sentences, the introductory clause of this sentence and numbered clause (i) of this sentence shall apply to the subsequent selection and notice. If applicable, the provisions of clause (ii) of the immediately preceding sentence shall apply to successive alternative selections. If no Independent Counsel that is permitted under the foregoing provisions of this Section 9(e) to make the Standard of Conduct Determination shall have been selected within thirty (30) days after the Company gives its initial notice pursuant to the first sentence of this Section 9(e) or Indemnitee gives its initial notice pursuant to the second sentence of this Section 9(e), as the case may be, either the Company or Indemnitee may petition the Court of Common Pleas for the judicial district in which the Company has its registered office in the Commonwealth of Pennsylvania (“Pennsylvania Court”) to resolve any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or to appoint as Independent Counsel a person to be selected by the Court or such other person as the Court shall designate, and the person or firm with respect to whom all objections are so resolved or the person or firm so appointed will act as Independent Counsel. In all events, the Company shall pay all of the

Exhibit 99.1

reasonable fees and expenses of the Independent Counsel incurred in connection with the Independent Counsel’s determination pursuant to Section 9(b).
(f)Presumptions and Defenses.
(i)Indemnitee’s Entitlement to Indemnification. In making any Standard of Conduct Determination, the person or persons making the determination shall presume that Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the Company shall have the burden of proof to overcome that presumption and establish that Indemnitee is not so entitled. Any Standard of Conduct Determination that is adverse to Indemnitee may be challenged by the Indemnitee in the Pennsylvania Court. No determination by the Company (including by its directors or any Independent Counsel) that Indemnitee has not satisfied any applicable standard of conduct may be used as a defense to any legal proceedings brought by Indemnitee to secure indemnification or reimbursement or advance payment of Expenses by the Company hereunder or create a presumption that Indemnitee has not met any applicable standard of conduct.
(ii)Reliance as a Safe Harbor. For purposes of this Agreement, and without creating any presumption as to a lack of good faith if the following circumstances do not exist, Indemnitee shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company if Indemnitee’s actions or omissions to act are taken in good faith reliance upon the records of the Company, including its financial statements, or upon information, opinions, reports or statements furnished to Indemnitee by the officers or employees of the Company or any of its subsidiaries in the course of their duties, or by committees of the Board or by any other Person (including legal counsel, accountants and financial advisors) as to matters Indemnitee reasonably believed are within such other Person’s professional or expert competence and who had been selected with reasonable care by or on behalf of the Company. In addition, the knowledge and/or actions, or failures to act, of any director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnity hereunder.
(iii)No Other Presumptions. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, will not create a presumption that Indemnitee did not meet any applicable standard of conduct or have any particular belief, or that indemnification hereunder is otherwise not permitted.
(iv)Defense to Indemnification and Burden of Proof. It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for Losses incurred in defending against a Claim related to an Indemnifiable Event in advance of its final disposition) that it is not permissible under applicable law for the Company to

Exhibit 99.1

indemnify Indemnitee for the amount claimed. In connection with any such action or any related Standard of Conduct Determination, the burden of proving such a defense or that the Indemnitee did not satisfy the applicable standard of conduct shall be on the Company.
10.Exclusions from Indemnification. Notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated to:
(a)Indemnify or advance funds to Indemnitee for Expenses or Losses with respect to any action, suit, proceedings or alternative dispute resolution mechanism initiated by Indemnitee, including against the Company or its directors, officers, employees or other indemnitees and not by way of defense or counter-claim, except:
(i)proceedings referenced in Section 5 above (unless a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous); or
(ii)where the Company has joined in or the Board has consented to the initiation of such proceedings.
(b)Indemnify Indemnitee if a final decision by a court of competent jurisdiction determines that such indemnification is prohibited by applicable law.
(c)Indemnify Indemnitee for the disgorgement of profits arising from the purchase or sale by Indemnitee of securities of the Company in violation of Section 16(b) of the Exchange Act, or any similar successor statute.
(d)Indemnify Indemnitee for Claims arising under applicable laws concerning insider trading.
(e)Indemnify or advance funds to Indemnitee for Indemnitee’s reimbursement to the Company of any bonus or other incentive-based or equity-based compensation previously received by Indemnitee or payment of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act.
11.Settlement of Claims. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any threatened or pending Claim related to an Indemnifiable Event effected without the Company’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed; provided, however, that if a Change in Control has occurred, the Company shall be liable for indemnification of the Indemnitee for amounts paid in settlement if an Independent Counsel has approved the settlement. The Company shall not settle any Claim related to an Indemnifiable Event in any manner that would impose any Losses on the Indemnitee without the Indemnitee’s prior written consent.
12.Duration. All agreements and obligations of the Company contained herein shall continue during the period that Indemnitee is a director or of the Company (or is serving at the request of the Company as

Exhibit 99.1

a director, officer, employee, member, manager, trustee, general partner, fiduciary, agent, or other Representative of another Enterprise) and shall continue thereafter (i) so long as Indemnitee may be subject to any possible Claim relating to an Indemnifiable Event (including any rights of appeal thereto) and (ii) throughout the pendency of any proceeding (including any rights of appeal thereto) commenced by Indemnitee to enforce or interpret his or her rights under this Agreement, even if, in either case, he or she may have ceased to serve in such capacity at the time of any such Claim or proceeding.
13.Non-Exclusivity. The rights of Indemnitee hereunder will be in addition to any other rights Indemnitee may have under the Constituent Documents, the PaBCL, any vote of the Company’s shareholders or Disinterested Directors, insurance, any other contract or otherwise (collectively, “Other Indemnity Provisions”); provided, however, that (a) to the extent that Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, Indemnitee will be deemed to have such greater right hereunder and (b) to the extent that any change is made to any Other Indemnity Provision which permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder. The Company will not adopt any amendment to any of the Constituent Documents the effect of which would be to deny, diminish or encumber Indemnitee’s right to indemnification under this Agreement or any Other Indemnity Provision.
14.Liability Insurance. For the duration of Indemnitee’s service as a director of the Company, and thereafter for so long as Indemnitee shall be subject to any pending Claim relating to an Indemnifiable Event, the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to continue to maintain in effect policies of directors’ and officers’ liability insurance providing coverage that is at least substantially comparable in scope and amount to that provided by the Company’s current policies of directors’ and officers’ liability insurance. In all policies of directors’ and officers’ liability insurance maintained by the Company, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of the Company’s directors by such policy. Upon request, the Company will provide to Indemnitee copies of all directors’ and officers’ liability insurance applications, binders, policies, declarations, endorsements and other related materials.
15.No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment to Indemnitee in respect of any Losses to the extent Indemnitee has otherwise received payment under any insurance policy, the Constituent Documents, Other Indemnity Provisions or otherwise of the amounts otherwise indemnifiable by the Company hereunder.
16.Subrogation. In the event of payment to Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee. Indemnitee shall

Exhibit 99.1

execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.
17.Amendments. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.
18.Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all, substantially all or a substantial part of the business and/or assets of the Company), assigns, spouses, heirs and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part of the business and/or assets of the Company, by written agreement in form and substances satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.
19.Severability. The provisions of this Agreement shall be severable and independent. In the event that any provision, or the application thereof to any Person or circumstance, is held by a court of competent jurisdiction to be invalid, illegal, void or otherwise unenforceable in any jurisdiction, the remaining provisions shall remain enforceable to the fullest extent permitted by law. Upon such determination (i) the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible, and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall the validity or enforceability of such provision, or the application thereof, be affected in any other jurisdiction. For the purposes of this Section 19, “provision” shall mean any provision of this Agreement or portion thereof.
20.Notices. All notices and other communications required or permitted hereunder or necessary or convenient herewith shall be in writing and shall be delivered personally, mailed by registered or certified mail, return receipt requested, or by overnight express courier service, faxed, or emailed as follows:
(a)if to Indemnitee, to the address set forth on the signature page hereto.

Exhibit 99.1

(b)if to the Company, to:
Kulicke and Soffa Industries, Inc.
6 Serangoon North, Avenue 5, #03-16
Singapore 554910
Attn: General Counsel
Notice of change of address shall be effective only when given in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the date of hand delivery or on the third business day after mailing.

21.
Governing Law and Forum. This Agreement shall be governed by and construed by and interpreted under the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws provisions thereof. The Company and Indemnitee hereby irrevocably and unconditionally: (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Pennsylvania Court and not in any other state or federal court in the United States, (b) consent to submit to the exclusive jurisdiction of the Pennsylvania Court for purposes of any action or proceeding arising out of or in connection with this Agreement, and (c) waive, and agree not to plead or make, any claim that the Pennsylvania Court lacks venue or that any such action or proceeding brought in the Pennsylvania Court has been brought in an improper or inconvenient forum.

22.Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.
23.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original, but all of which together shall constitute one and the same Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Exhibit 99.1

KULICKE AND SOFFA INDUSTRIES, INC.
By: _____________________ Name: Title:

INDEMNITEE
_________________________ Name: Address: